FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT
          FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “First Amendment”), dated as of December 12, 2006, among COREL CORPORATION, a corporation continued under the laws of Canada (“Corel”), COREL US HOLDINGS, LLC, a Delaware limited liability company (“Corel Subsidiary”, and together with Corel, the “Borrowers”, the LENDERS, CANADIAN IMPERIAL BANK OF COMMERCE, as the Issuing Bank and as the Swingline Lender (as hereinafter defined), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as successor to Morgan Stanley Senior Funding Inc. (“MSSF”), as administrative agent (in such capacity, together with its successors and assignees, the “Administrative Agent”), and as successor to Morgan Stanley & Company Incorporated (“MSCI”), as collateral agent (in such capacity, together with its successors and assignees, the “Collateral Agent”) and J.P. Morgan Securities Inc. as sole lead arranger and sole bookrunner (in such capacities, the “Arranger”).
W I T N E S S E T H:
          WHEREAS, the Borrowers, the Lenders from time to time party thereto, Morgan Stanley Senior Funding Inc. as administrative agent (the “Original Administrative Agent”), Morgan Stanley & Company Incorporated as collateral agent (the “Original Collateral Agent”) and other arrangers and agents are parties to the Credit Agreement, dated as of May 2, 2006 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);
          WHEREAS, MSSF was appointed Administrative Agent in accordance with Section 8.01 of the Credit Agreement;
          WHEREAS, MSSF no longer desires to continue to serve as Administrative Agent and has advised that it will resign its position as Administrative Agent;
          WHEREAS, MSCI was appointed Collateral Agent in accordance with Section 8.01 of the Credit Agreement;
          WHEREAS, MSCI no longer desires to continue to serve as Collateral Agent and has advised that it will resign its position as Collateral Agent;
          WHEREAS, JPMCB is willing and able to serve as Administrative Agent and Collateral Agent and to perform all appropriate duties in such respective capacities, subject to obtaining requisite lender approval under the Credit Agreement;
          WHEREAS, any amendment to the Credit Agreement to appoint JPMCB as Administrative Agent and Collateral Agent requires the written consent of the Required Lenders;
          WHEREAS, each existing Lender that executes and delivers a signature page to this First Amendment specifically in the capacity of a “Part I Consenting Lender” will be deemed upon the First Amendment Effective Date (as defined herein) to have agreed to the terms of this First Amendment with respect to such appointment and the other matters set forth in Part I hereof subject to the conditions of this First Amendment;

          WHEREAS, the Borrowers have requested that the Credit Agreement be amended to, among other things, allow the InterVideo Acquisition (as defined herein) and the Ulead Acquisition (as defined herein);
          WHEREAS, any amendment to the Credit Agreement to allow the InterVideo Acquisition or the Ulead Acquisition requires the written consent of the Required Lenders;
          WHEREAS, each Lender that executes and delivers a signature page to this First Amendment specifically in the capacity of a “Part II Consenting Lender” will be deemed upon the First Amendment Effective Date to have agreed to the terms of this First Amendment with respect to the InterVideo Acquisition, the Ulead Acquisition and the other matters set forth in Part II hereof subject to the conditions of this First Amendment;
          WHEREAS, the Borrowers have requested that the Credit Agreement be amended to, among other things, provide for an Additional Term Loan (as defined herein), the proceeds of which will be used to finance the InterVideo Acquisition and the Ulead Acquisition;
          WHEREAS, any amendment to the Credit Agreement to provide for the Additional Term Loan requires the written consent of the Required Lenders;
          WHEREAS, each Lender that executes and delivers a signature page to this First Amendment specifically in the capacity of a “Part III Consenting Lender” will be deemed upon the First Amendment Effective Date to have agreed to the terms of this First Amendment with respect to the Additional Term Loans and the other matters set forth on Part III hereof subject to the conditions of this First Amendment; and
          WHEREAS, each Lender (including any existing Lender) that executes and delivers a signature page to this First Amendment is willing to extend credit pursuant to the Additional Term Loan (an “Additional Lender” if such Person is not already a Lender and an “Increasing Lender” if such Person is already a Lender) and will be deemed upon the First Amendment Effective Date (as defined herein) to have agreed to the terms of this First Amendment in its entirety on the terms and subject to the conditions of this First Amendment.
          NOW, THEREFORE, IT IS AGREED:
I.	Amendments to Credit Agreement Regarding Appointment of a New Administrative Agent and Collateral Agent.
          1. Section 1.01 of the Credit Agreement is amended by making the following revisions:
     (a) The following definitions shall be deleted from Section 1.01: Administrative Agent Fee Letter, Arrangers, Fee Letter.
     (b) The following new definitions shall be inserted in Section 1.01 in the appropriate alphabetical order:

          “Administrative Agent” has the meaning set forth in the preamble to the First Amendment.
          “Arranger” has the meaning set forth in the preamble to the First Amendment.
          “Collateral Agent” has the meaning set forth in the preamble to the First Amendment.
          “Engagement Letter” shall mean the Engagement Letter, dated as of November 2, 2006, from JPMCB and J.P. Morgan Securities Inc. to the Borrowers.
          “Fee Letter” shall mean the Fee Letter, dated as of November 2, 2006, from the Administrative Agent and the Collateral Agent to the Borrowers.
          “First Amendment” shall mean the First Amendment and Waiver to the Credit Agreement, dated as of December 12 , 2006, among the Borrowers, the Lenders, Canadian Imperial Bank of Commerce, as the Issuing Bank and as the Swingline Lender, JPMCB, as successor to MSSF, as Administrative Agent, and as successor to MSCI, as Collateral Agent and J.P. Morgan Securities Inc. as the Arranger.
          “First Amendment Effective Date” means December 12, 2006.
          “JPMCB” has the meaning set forth in the preamble to the First Amendment.
     (c) The definition of Granting Lender is amended by deleting the words “Section 9.04(i)” and replacing it with “Section 9.04(e)”.
     (d) The definition of Register is amended by deleting the words “Section 9.04(d)” and replacing it with “Section 9.04(b)(iv)”.
     (e) The definition of SPC is amended by deleting the words “Section 9.04(i)” and replacing it with “Section 9.04(e)”.
          2. Section 2.05(b) of the Credit Agreement is amended by deleting the phrase “Administrative Agent Fee Letter” and replacing it with the phrase “Fee Letter”.
          3. Section 2.20 of the Credit Agreement is amended by making the following revisions:
     (a) Section 2.20(a) of the Credit Agreement is amended by deleting the phrase “Lender Parties under the Loan Documents” in the second line thereof and replacing it with the phrase “Agents and Lender Parties under the Loan Documents and the Fee Letter”.
     (b) Section 2.20(a)(i) of the Credit Agreement is amended by deleting the words “each Lender” after the first parenthetical thereof and replacing it with the words “each Agent and Lender”.

     (c) Section 2.20(c) of the Credit Agreement is amended by (i) deleting the words “Administrative Agent” in the first line thereof and replacing it with “Agents” and (ii) deleting the words “Lender Parties” in each of the sixth and tenth lines thereof and replacing it in each case with “Agents or Lender Parties”.
          4. Section 8.03 of the Credit Agreement is amended be adding the following section at the end of the section:
               “The Lender Parties hereby consent to the appointment of JPMCB as Administrative Agent and as Collateral Agent effective as of the First Amendment Effective Date.”
          5. Sections 9.01(c) and (d) are hereby deleted and replaced with the following:
               “(c) if to the Administrative Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, TX 77002-6925 United States
Attention: Toyin S. Ojeahere
Fax: 713-750-2878
With a copy to
JPMorgan Chase Bank, N.A.
270 Park Avenue, 15th Floor
New York, NY 10017
Attention: Desiree E. Szolnok
Fax: (212) 270-4164
               (d) if to the Collateral Agent:
JPMorgan Chase Bank, N.A.
270 Park Avenue, 15th Floor
New York, NY 10017
Attention: Desiree E. Szolnok
Fax: (212) 270-4164
          6. Section 9.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               “SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each

Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
               (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
                                           (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, a Related Fund or, if an Event of Default has occurred and is continuing, any other assignee;
                                           (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Related Fund; and
                                           (C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.
                         (ii) Assignments shall be subject to the following additional conditions:
                                           (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loan of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
                                           (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

                         (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and
                         (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
                    (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
                    (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
                    (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.01, 2.02, 2.22 or 2.23, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
               (c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.08 that affects such participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.
                    (ii) A participant shall not be entitled to receive any greater payment under Section 2.16 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrowers’ prior written consent. A participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless the Borrowers are notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrowers, to comply with Section 2.20(e) as though it were a Lender.
               (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
               (e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) subject to Section 9.16(b), disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
               (f) In the event that any Revolving Credit Lender shall become a Defaulting Lender, then each Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee, and such Lender hereby agrees to transfer and assign without recourse all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Banks or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.”
          7. Section 9.11 of the Credit Agreement is amended by adding the words “, the Engagement Letter” after the words “the Commitment Letter”.
II.	General Amendments to the Credit Agreement.
     1. Section 1.01 of the Credit Agreement is amended by making the following revisions:
     (a) The following new definitions shall be inserted in Section 1.01 in the appropriate alphabetical order:
          “First Amendment” shall mean the First Amendment and Waiver to the Credit Agreement, dated as of December 12, 2006, among the Borrowers, the Lenders, Canadian Imperial Bank of Commerce, as the Issuing Bank and as the Swingline Lender, JPMCB, as

successor to MSSF, as Administrative Agent, and as successor to MSCI, as Collateral Agent and J.P. Morgan Securities Inc. as the Arranger.
          “First Amendment Effective Date” means December 12, 2006.
          “InterVideo” shall mean InterVideo, Inc., a Delaware Corporation.
          “InterVideo Acquisition” shall mean the merger of Iceland Acquisition Corporation, a subsidiary of Corel, with InterVideo.
          “InterVideo Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of August 28, 2006, by and among Corel, Iceland Acquisition Corporation and InterVideo.
          “InterVideo Acquisition Documents” shall mean collectively, the InterVideo Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
          “InterVideo Taiwan” shall mean InterVideo Digital Technology Corp.
          “InterVideo Taiwan Loan” shall have the meaning set forth in Section 6.01(l).
          “Specified Equity Contribution” shall mean cash common equity or other equity on terms and conditions reasonably acceptable to the Required Lenders (which consent shall be provided as promptly as possible).
          “Ulead” shall mean Ulead Systems, Inc., a California corporation.
          “Ulead Acquisition” shall mean the acquisition by InterVideo Taiwan of all of the Equity Interests of Ulead not currently owned by InterVideo and its Affiliates.
          “Ulead Acquisition Agreement” shall mean the Merger Agreement, dated as of July 5, 2006, by and among InterVideo Digital Technology Corp. and Ulead.
          “Ulead Acquisition Documents” shall mean collectively, the Ulead Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
     (b) The definition of Acquisition Documents is amended by adding the clause “, the InterVideo Acquisition Documents, the Ulead Acquisition Documents” after the words “Acquisition Agreement”.
          (c) The definition of Canadian Guaranty is amended by deleting it in its entirety and replacing it with the following:
     “Canadian Guaranty” shall mean collectively (a) that certain guarantee dated as of May 2, 2006 from Corel Holdings Corporation in favor of the Collateral Agent for the benefit of the Lender Parties (b) each additional guarantee entered into by a Subsidiary Guarantor in favor of the Collateral Agent for the benefit of the Lender Parties, each in substantially the form of Exhibit D-3 hereto, as such agreements may be amended, modified or supplemented from time to time.
          (d) The definition of Canadian Security Agreements is amended by deleting it in its entirety and replacing it with the following:
     “Canadian Security Agreements” shall mean (a) those security agreements dated as of May 2, 2006 from the Canadian Loan Parties in favor of the Collateral Agent and (b) each additional security agreement entered into by a Subsidiary Guarantor in favor of the Collateral Agent, each in substantially the form of Exhibit D-2 hereto, as such agreements may be amended, modified or supplemented from time to time.
     (e) The definition of Consolidated Interest Expense is amended by deleting the last sentence in its entirety and replacing it with the following sentence: “For purposes of the foregoing, interest expense shall be determined (a) after giving effect to any net payments made or received by any Loan Party or any Designated Subsidiary with respect to any interest rate Hedging Agreements and (b) without giving effect to the non-cash accounting impact of any mark-to-market adjustments made with respect to any interest rate Hedging Agreements.”
     (f) The definition of Permitted Acquisition is amended by deleting it in its entirety and replacing it with the following:
               “(a) (i) the InterVideo Acquisition and (ii) the Ulead Acquisition or (b) any acquisition by a Borrower or any Subsidiary of all or substantially all the assets of a person or line of business of such person, or the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, a Borrower or any Subsidiary; (ii) in respect of any acquisition of Equity Interests of any person in which the consideration consists, in whole or in part, of cash (including Indebtedness assumed or incurred in connection with such acquisition), such acquisition shall be for not less than 100% of the Equity Interests of such person (other than director’s qualifying shares); (iii) the Acquired Entity shall be a going concern, shall be in a similar line of business as that of the Borrowers and the Subsidiaries as conducted during the current and most recent calendar year; (iv) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (B) the Borrowers would be in Pro Forma Compliance with respect to the covenant set forth in Sections 6.13 and 6.14; (v) the aggregate consideration (including cash, Indebtedness assumed or incurred in connection with such transactions and any portion of the consideration paid with the proceeds of an Equity Issuance by Corel or with Equity Interests) paid for all Permitted Acquisitions (other than the InterVideo Acquisition and the Ulead Acquisition) shall not exceed $300,000,000 over the term of the Credit Facilities, provided that the aggregate portion of such consideration consisting of cash and Indebtedness assumed or incurred in connection with acquisitions shall not exceed $200,000,000 over the term of the Credit Facilities, and (vi) Corel shall have delivered to the Administrative Agent a certificate of a

Financial Officer of Corel confirming compliance with clauses (i) through (v) above, together with all relevant financial information for the Acquired Entity and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (iv)(A) above (the InterVideo Acquisition, the Ulead Acquisition and any acquisition of an Acquired Entity meeting all the criteria of this paragraph (b) being referred to herein as a “Permitted Acquisition”).”
     (g) The definition of Transactions is amended by adding the words “, the InterVideo Acquisition and the Ulead Acquisition” after the word “Acquisition” in clause (d).
          2. Section 2.13 of the Credit Agreement is hereby revised by making the following revisions:
     (a) Section 2.13(b) of the Credit Agreement is amended by deleting “November 30, 2006” from clause (i) and replacing it with “November 30, 2007”.
     (b) The following new subparagraph (e) is added immediately after Section 2.13(d) and all subsequent subparagraphs shall be renumbered accordingly:
               “(e) No later than the fifth Business Day following the date on which the cash of Ulead and its Subsidiaries is repatriated to the United States or Canada, the Borrowers shall repay Revolving Loans and Swingline Loans in an aggregate principal amount to equal the amount of the aggregate consideration paid in the Ulead Acquisition from Revolving Loans and Swingline Loans, if any.”
     (c) Section 2.13(f) is amended by adding the clause “, other than Section 2.13(e),” after the words “Section 2.13”.
          3. Section 2.23(b) is hereby amended by deleting “$10,000,000” in clause (i) thereof and replacing it with “$25,000,000”.
          4. Section 3.04 is hereby amended by adding the clause “(other than the Ulead Acquisition)” after the word “Transactions”.
          5. Section 3.05 is hereby revised by making the following revisions:
     (a) Section 3.05(b) is hereby amended by adding the clause"(other than the InterVideo Acquisition and the Ulead Acquisition)” in each instance after the word “Transactions”.
     (b) The following new subparagraphs (c) and (d) is added at the end thereof:
               “(c) The Borrowers have heretofore furnished to the Lenders (i) the consolidated balance sheets of InterVideo as of December 31, 2005, 2004 and 2003 and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each year ending December 31, 2005, 2004 and 2003, in each case audited by and accompanied by the unqualified opinion of Grant Thornton LLP, or other independent public accountants and (ii) the consolidated balance sheets and related statements of income, stockholders’ equity and comprehensive income and cash flows of InterVideo and its consolidated subsidiaries as of and for each fiscal quarter ended after December 31, 2005 that has ended prior to 30 days before the First Amendment Effective Date. Such financial statements were prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of InterVideo and its consolidated subsidiaries as of such dates and for such periods, subject to normal year-end adjustments in the case of the documents provided pursuant to clause (ii). Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of InterVideo and its consolidated Subsidiaries as of the dates thereof.
          (d) The Borrowers have heretofore furnished to the Lenders an unaudited pro forma consolidated balance sheet of Corel and its consolidated Subsidiaries (including InterVideo and its Subsidiaries) as at and for the 12-month period ending on the last day of the most recently reported fiscal quarter (including the notes thereto) and the related statement of operations and cash flows. The Pro Forma Financial Statements have been prepared giving effect to the InterVideo Acquisition and the Ulead Acquisition (as if such events had occurred on such date in the case of the balance sheet or at the beginning of such period in the case of the related statements of operations and cash flows). The Pro Forma Financial Statements have been prepared in good faith based on assumptions believed by Corel on the date hereof to be based on the best information available to the Borrowers as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position of Corel and its consolidated Subsidiaries as at and for each of the dates and periods set forth above, assuming that the InterVideo Acquisition and the Ulead Acquisition had actually occurred at such dates or as of the first date of such periods.”
          6. Each of Sections 3.08, 3.16, 3.18, 3.20, 3.21 and 3.24 of the Credit Agreement is amended by deleting each reference therein to “the Closing Date” and replacing each with “the First Amendment Effective Date”. Each of the Schedules 1.01, 3.08, 3.09, 3.16, 3.17, 3.18, 3.19, 3.20(a), 3.20(b), 6.01 and P-1 are hereby replaced in their entirety by Schedules 1.01, 3.08, 3.09, 3.16, 3.17, 3.18, 3.19, 3.20(a), 3.20(b), 6.01 and P-1 attached hereto.
          7. The following new Section 5.11 shall be added to the Credit Agreement:
               “SECTION 5.11 Ulead Acquisition. The Borrowers shall use commercially reasonable efforts to (a) consummate the Ulead Acquisition as promptly as possible in compliance with law and in accordance with the Ulead Acquisition Documents and no material provision thereof shall have been amended, waived or otherwise modified without the prior written consent of the Administrative Agent and (b) repatriate the cash of Ulead and its Subsidiaries to the United States or Canada as promptly as possible. The structure of the Ulead Acquisition shall not be materially inconsistent with the structure previously disclosed to the Arranger. Promptly following the consummation of the Ulead Acquisition, the Borrowers shall cause Ulead and each of its Subsidiaries to comply with Section 5.08.”
          8. Section 6.01 of the Credit Agreement is amended by (a) deleting “subparagraphs (e)” in clause (g) thereof and replacing it with “subparagraph (b)(v)”; (b) deleting the “and” at the end of clause (j) thereof; (c) deleting the “.” at the end of clause (k) thereof and replacing it with ”;”; and (d) inserting the following new clauses (l) and (m) thereto:

               (l) (x) Indebtedness incurred by InterVideo Taiwan in an aggregate principal amount not to exceed the equivalent of US$22,000,000 (such Indebtedness, the “InterVideo Taiwan Loan”) which Indebtedness (A) shall be supported by a Letter of Credit issued for the benefit of the lender thereof but shall otherwise be unsecured, (B) shall be used solely to pay consideration of the Ulead Acquisition, (C) shall mature on January 8, 2007 and (D) shall have an interest rate no greater than one-month TAIBOR (Taipei Interbank Offered Rate) plus 4.00% and (y) a Guarantee by Corel of the InterVideo Taiwan Loan; and
               (m) Indebtedness incurred in connection with that portion of the aggregate consideration for the Intervideo Acquisition that consists of deferred purchase price, provided that (i) such Indebtedness is unsecured, (ii) such Indebtedness shall not provide for any principal payments prior to the Term Maturity Date or for any interest thereunder payable in cash prior to the Term Maturity Date (except as provided in clause (iii) hereof), (iii) such Indebtedness shall be prepaid (x) no later than the fifth Business Day following the date on which the cash of Ulead and its Subsidiaries is repatriated to the United States or Canada and (y) on January 15, 2007 in an amount not to exceed the amount of taxes payable by the holders of such Indebtedness as a result of their gains in connection with the Transactions; provided that the prepayment described in this clause (y) is made from the proceeds of Revolving Credit Borrowings or cash on hand, (iv) the interest rate applicable to such Indebtedness shall be no greater than one-month LIBOR plus 4.00% and (v) the aggregate principal amount of such Indebtedness shall not exceed $18,000,000.
          9. Section 6.03(b) of the Credit Agreement is amended be adding the clause “or other intellectual property to any person other than a Borrower or a Grantor Loan Party organized under the laws of the United States or Canada” at end of the section after the words “Key Software Program”.
          10. Section 6.06(a) of the Credit Agreement is amended by adding the phrase “, the InterVideo Taiwan Loan or prepayments described in Section 6.01(m)(iii)” following after the phrase “this Agreement”.
          11. Section 6.11 of the Credit Agreement is amended by deleting “$5,000,000” and replacing it with “$10,000,000”.
          12. Section 6.16 of the Credit Agreement is amended by adding “or the InterVideo Taiwan Loan” at the end of clause (a) thereof.
          13. Section 6.17 of the Credit Agreement is amended by adding “or the InterVideo Taiwan Loan” at the end of clause (i) thereof.
          14. The following new Section 6.18 shall be added to the Credit Agreement:
               “SECTION 6.18 Cure Rights. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Borrowers fail to comply with the requirements of the covenants contain in Sections 6.13 and 6.14, until 10 days after the date of delivery of financial statements and related certificate of a Financial Officer of Corel required to be delivered pursuant to Section 5.04, the shareholders of Corel shall have the right to make, or cause to be made, a Specified Equity Contribution (the “Cure Right”), and upon the receipt by the Borrowers of such Specified Equity Contribution (the “Cure Amount”) pursuant to the exercise by the shareholders of Corel of such Cure Right such covenant shall be recalculated giving effect to the following pro forma adjustments:
               (a) Consolidated EBITDA shall be increased, in accordance with the definition thereof, solely for the purpose of measuring the relevant covenants set forth in Sections 6.13 and 6.14 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
               (b) if, after giving effect to the foregoing recalculation, the Borrowers shall then be in compliance with the requirements of all of the covenants contained in Sections 6.13 and 6.14 the Borrowers shall be deemed to have satisfied the requirements of the covenants contained in Sections 6.13 and 6.14 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenants contain in Sections 6.13 and 6.14 which had occurred shall be deemed cured for all purposes of this Agreement and the other Loan Documents; and
               (c) to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Total Leverage Ratio for the period with respect to which such certificate of a Financial Officer of Corel applies;
          provided that (x) the shareholders of Corel shall only be permitted to exercise the Cure Right if (A) commencing with the first four quarter period ending after the First Amendment Effective Date, in each four fiscal quarter period, there shall be a period of at least two fiscal quarters in respect of which no Cure Right is exercised and (B) the Cure Amount shall not exceed the lesser of (1) $10,000,000 in the aggregate during the twelve-month period ending in such quarter and (2) the amount necessary to cause the Borrowers to be in compliance with the relevant covenant for such period.
          15. The following new Section 9.20 shall be added to the Credit Agreement:
               “SECTION 9.20 First Amendment Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 9.20 as promptly as practicable, and in any event within the time periods set forth in Schedule 9.20 or such other time periods as the Administrative Agent may agree. The provisions of Schedule 9.20 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety. All provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Loan Documents); provided that (a) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the First Amendment Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.20 and (b) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 9.20 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by the Borrowers to each of the Lenders that the actions required pursuant to this Section 9.20 will be, or have been, taken within the relevant time periods referred to in this Section 9.20 and that, at such time, all representations and warranties contained in this Agreement and the other Loan Documents shall then be true and correct in all material respects without any modification pursuant to this Section 9.20. The parties hereto acknowledge and agree that the failure to take any of the actions required above (other than any actions that are not material, either individually or in the aggregate), within the relevant time periods required above, shall give rise to an Event of Default pursuant to this Agreement.”
III.	Amendments to Add Additional Term Loan.
          1. Recital (1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
               “(1) The Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) (i) on the Closing Date in an aggregate principal amount not in excess of $90,000,000 and (ii) on the First Amendment Effective Date in an aggregate principal amount not in excess of $100,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $75,000,000. The Borrowers also have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $5,000,000, and the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $25,000,000. The proceeds of the Additional Term Loans will be used solely (a) to finance the InterVideo Acquisition and the Ulead Acquisition and (b) to pay fees and expenses related thereto. The proceeds of the Revolving Loans and the Swingline Loans are to be used solely for ongoing working capital needs and other general corporate purposes, including to finance Permitted Acquisitions. The Letters of Credit will be used solely to support payment obligations incurred in the ordinary course of business by the Borrowers and the Subsidiaries.”
          2. Section 1.01 of the Credit Agreement is amended by making the following revisions:
     (a) The following new definitions shall be inserted in Section 1.01 in the appropriate alphabetical order:
          “Additional Lenders” has the meaning set forth in the recitals to the First Amendment.

          “Additional Term Loans” shall mean the Term Loans made by the Increasing Lenders and the Additional Lenders on the First Amendment Effective Date pursuant to Section 2.01.
          “First Amendment” shall mean the First Amendment and Waiver to the Credit Agreement, dated as of December 12, 2006, among the Borrowers, the Lenders, Canadian Imperial Bank of Commerce, as the Issuing Bank and as the Swingline Lender, JPMCB, as successor to MSSF, as Administrative Agent, and as successor to MSCI, as Collateral Agent and J.P. Morgan Securities Inc. as the Arranger.
          “First Amendment Effective Date” means December 12, 2006.
          “Increasing Lenders” has the meaning set forth in the recitals to the First Amendment.
     (b) The definition of Applicable Percentage in Section 1.01 of the Credit Agreement is amended by deleting clauses (a) and (b) in their entirety and replacing them with the following:
               “(a) with respect to any Term Loan, (i) with respect to any Eurodollar Loan, 4.00% per annum, and (ii) with respect to any ABR Loan, 3.00% per annum and (b) with respect to any Revolving Loan and Swingline Loan, the Applicable Percentage will be determined pursuant to the Pricing Grid”
     (c) The definition of Lenders is amended by adding the words “and Schedule 2.01A” after the words “Schedule 2.01.”
     (d) The definition of Term Loan Commitment is amended by adding the following after the words “Schedule 2.01”:
               “(as of the Closing Date) and Schedule 2.01A (as of the First Amendment Effective Date)”
          3. The Schedules to the Credit Agreement are amended by adding Schedule 2.01A, attached hereto.
          4. Section 2.01 of the Credit Agreement is amended by deleting clause (a) in its entirety and replacing it with the following:
               “(a) (i) to make a Term Loan to Borrowers on the Closing Date and (ii) to make an Additional Term Loan to the Borrowers on the First Amendment Effective Date, in each case, in a principal amount not to exceed its respective Term Loan Commitment and”
          5. Sections 2.13(b), 2.13(c) and 2.13(d) of the Credit Agreement are each hereby amended by deleting each respective section (ii) following the proviso in its entirety and replacing it with the following:

               “the aggregate amount of all repayments made by the Borrowers pursuant to Section 2.11 hereof, exceeding the amount equal to 25% of the aggregate principal amounts advanced to the Borrowers by the Lenders under the Term Loan Commitments, then the Borrowers shall not be required to make such prepayment in respect of any Terms Loans until five years and one Business Day after the First Amendment Effective Date.”
          6. Section 6.13 of the Credit Agreement is amended by deleting the chart therein and replacing it with the following chart:

Period	Ratio
First Amendment Effective Date through November 29, 2007	3.50 to 1.00
November 30, 2007 through November 29, 2008	3.25 to 1.00
November 30, 2008 through November 29, 2009	3.00 to 1.00
November 30, 2009 through November 29, 2010	2.75 to 1.00
November 30, 2010 through November 29, 2011	2.50 to 1.00
November 30, 2011 and thereafter	2.25 to 1.00
          7. Section 6.14 of the Credit Agreement is amended by deleting the section in its entirety and replacing it with the following:
          “SECTION 6.14 Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter during the period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
First Amendment Effective Date through November 29, 2010	2.00 to 1.00
November 30, 2010 through November 29, 2011	2.25 to 1.00
November 30, 2011 and thereafter	2.50 to 1.00
          8. Annex A of the Credit Agreement amended by deleting it in its entirety and replacing it Annex A attached.
IV.	Additional Term Loan.
          1. Subject to the terms and conditions set forth herein, each Increasing Lender and each Additional Lender agrees to make the Additional Term Loan to the Borrowers on the First Amendment Effective Date in an amount equal to its Term Loan Commitment. For purposes hereof, a Person shall become an Additional Lender or an Increasing Lender and a party to the Credit Agreement by executing and delivering to the Administrative Agent, on or prior to the First Amendment Effective Date, a signature page to this First Amendment specifically in the capacity of an “Additional Lender” or “Increasing Lender”.

          2. Each Increasing Lender and each Additional Lender shall make an Additional Term Loan on the First Amendment Effective Date.
          3. The obligations of each Lender to make an Additional Term Loan on the First Amendment Effective Date are subject to the satisfaction of the conditions set forth in Part VI below.
V.	Representations and Warranties. In order to induce the Lenders to enter into this First Amendment, each of the Borrowers hereby represents and warrants that:
     (a) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both before and after giving effect to this First Amendment;
     (b) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);
     (c) the execution, delivery and performance by it of this First Amendment, the execution, delivery and performance of the Loan Documents entered into on the First Amendment Effective Date to which such Person is a party and the consummation of the InterVideo Acquisition, are within such Person’s corporate or other powers, have been duly authorized by all necessary actions on the part of such Person, and do not and will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrowers or any Subsidiary Guarantor, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrowers or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any Subsidiary (other than the Liens created under the Security Documents); and
     (d) this First Amendment and the other Loan Documents entered into on the First Amendment Effective Date have been duly executed and delivered by the Borrowers and each Subsidiary that is party thereto and constitutes a legal, valid and binding obligation of the Borrowers and each Subsidiary that is party thereto, enforceable against such Person in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally.

VI.	Conditions to the Effectiveness of the First Amendment.
          1. The effectiveness of the First Amendment in its entirety are subject to the satisfaction of the following conditions (in addition to those set forth in Section 2 and 3 below, as applicable):
     (a) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, the Swingline Lender and the Issuing Bank, a favorable written opinion of Torys LLP, Stewart McKelvey Stirling Scales, IVL Asesores, A. M. Moura & Asssociados Sociedade de Advogados RL, and Walkers, counsel for the Borrowers, which opinions shall be (i) dated the First Amendment Effective Date, (ii) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (iii) in form and substance reasonably satisfactory to the Administrative Agent.
     (b) All legal matters incidental to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank, the Collateral Agent and to the Administrative Agent. Each of the Loan Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Lenders, to the Issuing Bank, to the Collateral Agent and to the Administrative Agent.
     (c) All supplements, amendments or other documents to the existing Loan Documents, financing statements and other filings deemed necessary or advisable by the Administrative Agent or Collateral Agent to evidence the new Administrative Agent and Collateral Agent have been delivered.
     (d) The Administrative Agent shall have received (i) a certificate of good standing or equivalent of each Loan Party from the Secretary of State of the State of its organization (or the equivalent from its jurisdiction of organization); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the First Amendment Effective Date and certifying (A) that (i) attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive documents and by-laws of such Loan Party as in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions (or other necessary action) described in clause (B) below or (ii) that such constitutive documents have not been amended, modified or supplemented since the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or other necessary action) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other constitutive documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or as otherwise certified by such Secretary or Assistant Secretary, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
     (e) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect and each document (including each Uniform Commercial Code financing statement and PPSA Filing) required by law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered, recorded or delivered in order to create in favor of the Collateral Agent a valid, legal and perfected first-priority (except to the extent otherwise provided therein) security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02 of the Credit Agreement) described in the Security Documents shall have been prepared and delivered to the Collateral Agent or otherwise delivered for filing, recordation or registration, together with any and all duties, taxes or other fees payable in connection therewith, on the First Amendment Effective Date.
(i) The Borrowers shall have delivered, or caused to be delivered, the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) to the Collateral Agent in compliance with Section 3.02 of the Guarantee and Collateral Agreement.
(ii) The Borrowers shall have delivered, or caused to be delivered, amended and restated Canadian Security Agreements and an amended and restated Canadian Guaranty.
(iii) The Borrowers shall have delivered, or caused to be delivered, the Pledged Securities and Instruments (as defined in the Canadian Security Agreement) to the Collateral Agent in compliance with Section 2.3(3) and (6) of the Canadian Security Agreement.
(iv) The Borrowers shall have delivered, or caused to be delivered, an executed Reaffirmation and Joinder Agreement substantially in the form of Exhibit A hereto from each Loan Party.
     (f) The Borrowers shall have delivered, or caused to be delivered, to the Administrative Agent Control Agreements in respect of all Securities Accounts and Deposit Accounts as required by Section 6.09 of the Credit Agreement and the applicable provisions of the Security Documents including, without limitation, Section 4.04 of the Guarantee and Collateral Agreement.
     (g) The representations and warranties set forth in Article III of the Credit Agreement, Part V of the First Amendment and in each other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (h) The Borrowers and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after the consummation of the Transactions, no Default or Event or Default shall have occurred and be continuing.
     (i) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrowers, confirming compliance with the conditions precedent set forth in immediately preceding paragraphs (g) and (h)
     (j) The Administrative Agent and the Arranger shall have received all Fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
     (k) The Borrowers shall have paid to the Administrative Agent, for the ratable benefit of Lenders (other than any Additional Lenders) that consented to each of Part I, Part II, Part III and Part VII of the First Amendment by 5:00 p.m. on December 6, 2006 an amendment fee in an amount equal to .25% of the outstanding Commitment of such Lenders (calculated without giving effect to any increase pursuant to this Amendment and assuming for purposes hereof that no Loans or Letters of Credit are outstanding), which amendment fee shall be due and payable (and shall be deemed fully-earned and non-refundable) on the First Amendment Effective Date.
          2. The effectiveness of Part II and Part III of the First Amendment are subject to the satisfaction of the following additional conditions (in addition to the conditions set forth in Section 1 above and if applicable, Section 3 below):
     (a) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the First Amendment Effective Date and duly executed by a Responsible Officer of Corel, and shall have obtained the results of a search of the Uniform Commercial Code filings (or equivalent filings including PPSA Filings) made with respect to the Loan Parties in the States or provinces (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 of the Credit Agreement or have been or will be contemporaneously released or terminated.
     (b) All of the Equity Interests of each Subsidiary (other than the Subsidiaries to be acquired as part of the Ulead Acquisition) shall be owned by Corel or one or more of its Subsidiaries, in each case, free and clear of any Liens other than Liens expressly permitted by Section 6.02 of the Credit Agreement.

     (c) All Governmental Authorizations and third party approvals (or arrangements satisfactory to the Lenders in lieu of such approvals) necessary in connection with the Transactions (other than the Ulead Acquisition) and the continuing operations of the Loan Parties shall have been obtained and be in full force and effect, and all material waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the transactions contemplated herein. There shall not exist any judgment, order, injunction or other restraint prohibiting, or imposing materially adverse conditions upon, or making economically unfeasible, the funding of the Facilities or any other elements of the Transactions. Each element of the Transactions shall be in compliance with all applicable Laws.
     (d) There shall exist no material event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any Material Contract.
     (e) No event, change or condition has occurred that, individually or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect.
     (f) There shall be no action, suit, proceeding or investigation (whether previously existing, newly instituted or threatened) before, and no order, injunction or decree shall have been entered by, any court, arbitrator or Governmental Authority (including the Securities and Exchange Commission), and no regulatory change (foreign or domestic) or intervention by any Governmental Authority (foreign or domestic) shall have occurred or be pending, either (A) seeking to enjoin, restrain, restrict, set aside or prohibit, to impose material conditions upon, or to obtain substantial damages in respect of the funding hereunder, or any of the other elements of the Transactions (other than the Ulead Acquisition) or (B) that would be reasonably likely to result in a Material Adverse Effect.
     (g) The Borrowers and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement and (b) Indebtedness set forth on Schedule 6.01.
     (h) The Administrative Agent shall have received satisfactory financial projections covering the fiscal years ending in 2006 through 2012 of Corel and its Subsidiaries.
     (i) The Lenders shall have received the financial statements and opinion referred to in Section 3.05 of the Credit Agreement, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.
     (j) The Arranger shall be satisfied that the Total Leverage Ratio for the 12-month period ending as of the last respective quarter ended prior to the First Amendment

Effective Date, on a Pro Forma Basis after giving effect to the Transactions, is no greater that 3.25:1.00.
     (k) The Administrative Agent shall have received a certificate from the chief financial officer of Corel certifying that Corel and the Subsidiaries, on a consolidated basis immediately before and immediately after giving effect to the Transactions, are Solvent.
     (l) The Arranger shall not have become aware of any information or other matter that (i) the Arranger reasonably believes is inconsistent in a material and adverse manner with (A) any information or other matter disclosed to the Arranger prior to November 2, 2006 or (B) any information or other matter obtained by the Administrative Agent during its due diligence investigation, or (ii) the Arranger determines could reasonably be expected to have a Material Adverse Effect.
     (m) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
     (n) The following transactions shall have been or shall concurrently be consummated:
(i) the InterVideo Acquisition shall be consummated in compliance with law and in accordance with the InterVideo Acquisition Documents, which shall be reasonably satisfactory to the Arranger and no material provision thereof shall have been amended, waived or otherwise modified without the prior written consent of the Arranger. The structure of the InterVideo Acquisition shall not be materially inconsistent with the structure previously disclosed to the Arranger. The Administrative Agent shall have received copies of each of the material InterVideo Acquisition Documents, including any amendments, supplements or modifications with respect thereto, each certified by Corel to be true and correct copies;
(ii) the ownership, management, corporate and legal structure of the Loan Parties, after giving effect to the Transactions, shall be satisfactory to the Lenders.
     (o) The Lenders shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Corel and its Subsidiaries and the Collateral Agent shall have received insurance certificates satisfying the requirements of Section 5.02 of the Credit Agreement.
     (p) The Credit Facilities shall have received ratings from S&P and Moody’s.
     (q) The Lenders shall be reasonably satisfied that none of the Loan Parties has any material Environmental Liabilities and Costs.

          3. The effectiveness of Part III of the First Amendment are subject to the satisfaction of the following additional condition:
     (a) The Administrative Agent shall have received a notice of Borrowing with respect to the Additional Term Loans.
VII.	Waivers.
          1. The Required Lenders hereby waive any Default or Event of Default that may have occurred as a result of the transfer of the Key Software Programs to Corel Technologies Corp. as of November 30, 2006.
          2. The Lender Parties and the Borrowers hereby waive the requirement of MSSF and MSCI to provide 10 days prior notice of its resignation pursuant to Section 8.03 of the Credit Agreement.
VIII.	Miscellaneous Provisions.
          1. This First Amendment is limited as specified and shall not constitute a modification, acceptance, consent to deviation from or waiver of any other provision of the Credit Agreement or any other Loan Document.
          2. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03 of the Credit Agreement. Delivery of an executed signature page to this First Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this First Amendment.
          3. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          4. (a) The amendments pursuant to Part I of this First Amendment and the waiver in Section VII.2 shall become effective as of the date first written above when (i) the conditions in Part VI(1) hereto have been satisfied and (ii) the Administrative Agent shall have received counterparts of this First Amendment by the Borrowers and the Required Lenders approving the amendments in Part I hereto, (b) the amendments pursuant to Part II of this First Amendment shall become effective as of the date first written above when (i) the conditions in Part VI(1) and (2) hereto have been satisfied and (ii) the Administrative Agent shall have received counterparts of this First Amendment by the Borrowers, the Issuing Bank and the Required Lenders approving the amendments in Part II hereto, (c) the amendments pursuant to Part III of this First Amendment shall become effective as of the date first written above when (i) the conditions in Part VI(1), (2) and (3) hereto have been satisfied, (ii) the Administrative Agent shall have received counterparts of this First Amendment by the Borrowers and the Required Lenders approving the amendments in Part III hereto and (iii) receipt of the Commitments for the Additional Term Loan and (d) the waiver in Section VII.1 shall become effective as of

November 30, 2006 when the Administrative Agent shall have received counterparts of this First Amendment by the Borrowers and the Required Lenders.
          The counterpart signature of a Lender to this First Amendment shall be conclusive proof of such Lender’s consent to the First Amendment.
          5. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
          6. Each of the Borrowers hereby (a) confirm and agrees that the pledge and security interest in the collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect and (b) acknowledges and agrees that such pledge and security interest in the collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment in its entirety as of the date first above written.

COREL CORPORATION

By:
Name:
Title:

COREL US HOLDINGS, LLC CORPORATION
By: COREL CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent and Collateral Agent

By:
Name:
Title:

J.P. MORGAN SECURITIES INC., in its capacity as a sole lead arranger and sole bookrunner

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as Issuing Bank

By:
Name:
Title:

[Signature Page for Existing Lenders]

Signature page to the FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT among COREL CORPORATION, COREL US HOLDINGS, LLC, VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT, THE AGENTS, ARRANGERS AND BOOKRUNNERS NAMED THEREIN, AND J.P. MORGAN CHASE BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT
Check all that apply:

The Lender consents to Part I of the First Amendment

The Lender consents to Part II of the First Amendment

The Lender consents to Part III of the First Amendment

The Lender consents to Part VII of the First Amendment

The Lender will increase its Term Loan Commitment

with respect to the Additional Term Loan

Name of Institution:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page for Existing Lenders]

Signature page to the FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT among COREL CORPORATION, COREL US HOLDINGS, LLC, VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT, THE AGENTS, ARRANGERS AND BOOKRUNNERS NAMED THEREIN, AND J.P. MORGAN CHASE BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT
Check all that apply:

The Lender consents to Part I of the First Amendment

The Lender consents to Part II of the First Amendment

The Lender consents to Part III of the First Amendment

The Lender consents to Part VII of the First Amendment

The Lender will increase its Term Loan Commitment

with respect to the Additional Term Loan

Name of Institution:

as a Lender [and an Increasing Lender]

By:
Name:
Title:

[Signature Page for Additional Lenders]

Signature page to the FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT among COREL CORPORATION, COREL US HOLDINGS, LLC, VARIOUS LENDERS PARTY TO THE CREDIT AGREEMENT, THE AGENTS, ARRANGERS AND BOOKRUNNERS NAMED THEREIN, AND J.P. MORGAN CHASE BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT
     The undersigned agrees to be bound by the terms and provisions of the Credit Agreement in its entirety (as amended by this First Amendment).

Name of Institution:

as an Additional Lender

By:
Name:
Title:

Annex A
PRICING GRID FOR REVOLVING LOANS AND
SWINGLINE LOANS

	Applicable
	Percentage	Applicable Percentage
Pricing Level	for Eurodollar Loans	for Base Rate Loans
I	4.00%	3.00%
II	3.75%	2.75%
III	3.50%	2.50%
The Applicable Percentage for Revolving Loans and Swingline Loans shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of one full fiscal quarter of Corel after the First Amendment Effective Date and on each subsequent Adjustment Date, based on changes in the Total Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 5.04(a) and (b) and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04(a) and (b), then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Percentage for Revolving Loans and Swingline Loans shall be adjusted to be equal to the Applicable Percentage opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date; provided, however, that on the First Amendment Effective Date until the first Adjustment Date, Pricing Level I shall exist.
          As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:
          “Pricing Level I” shall exist on an Adjustment Date if the Total Leverage Ratio for the relevant period is greater than 2.25 to 1.00.
          “Pricing Level II” shall exist on an Adjustment Date if the Total Leverage Ratio for the relevant period is less than or equal to 2.25 to 1.00 but greater than 1.50 to 1.00.
          “Pricing Level III” shall exist on an Adjustment Date if the Total Leverage Ratio for the relevant period is less than or equal to 1.50 to 1.00.